AMENDMENT NUMBER TWO

                             TO EMPLOYMENT AGREEMENT

     THIS AGREEMENT (hereinafter referred to as "Amendment Two" and/or "this Agreement") to Employment Agreement is dated as of the 24th day of September, 1999, and is by and between Fairfield Communities, Inc., a Delaware corporation (the "Company"), and John W. McConnell ("Executive").


                                   WITNESSETH:

     WHEREAS, the Company has, with full support from and cooperation of the Executive, commenced and conducted an orderly search for a President and CEO to succeed Executive (the "successor"), and the Company has selected the successor to Executive;

     WHEREAS, the parties agree that an orderly transition will require that the Executive relinquish his position and its responsibilities;

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 20, 1991 (the "original Agreement"), as modified by Amendment Number One to Employment Agreement dated as of July 30, 1992 ("Amendment One"), with both the original Agreement and Amendment One being collectively included within the phrase "original Agreement" hereinafter;

     WHEREAS, the Company and the Executive desire to amend the original Agreement as provided herein, in order to provide for the orderly transition of the successor into Executive's position with the Company, and to provide for certain rights, compensation and benefits pursuant to, or in some cases, in lieu of, the rights, compensation and benefits that would otherwise have been provided pursuant to the original Agreement; and

     WHEREAS, the Company wishes to secure from Executive covenants of non-competition and non-solicitation upon the terms and conditions described herein, and to obtain a full release by Executive of any and all claims that Executive might otherwise have against the Company arising out of his employment by the Company, his resignation as President, CEO and Board member of the Company, and/or the termination of his employment as contemplated by this Amendment Two, all of which Executive desires to provide in return for a mutual Release and the promises, covenants and consideration from the Company as set forth herein.

         IT IS, THEREFORE, MUTUALLY AGREED AS FOLLOWS:

        1. Resignation by Executive as an Officer and Director of the Company;
           -------------------------------------------------------------------
Continuation  of Employment in Consulting Capacity.
--------------------------------------------------

                  a. Resignation as President, CEO, and from Board of Directors.
                     -----------------------------------------------------------
Executive and the Company agree that Executive will voluntarily resign from the offices of President and CEO of the Company, and from the Board of Directors of the Company, effective as of the date that the Company provides written notice to Executive that the Company deems the time appropriate for the successor to assume all duties and responsibilities of President and CEO of the Company, which shall occur no later than October 15, 1999. The effective date of Executive's resignation shall be deemed to be October 15, 1999 for all purposes set forth in the Amendment ("Effective Date"). The provisions of Section 2 of the original Agreement with respect to "Term" are amended in accordance with the foregoing. The provisions of Section 7 of the original Agreement are unaffected by this Amendment Two with the exception of Paragraph 7(b)(ii) which is hereby deleted in its entirety, and shall continue as revised to be available to the Company and fully enforceable against the Executive. Section 8 of the Original Agreement pertaining to termination without cause is hereby deleted in its entirety. Neither this Amendment Two nor any of the events contemplated and provided for herein shall be relied upon by Executive as a "Constructive

Discharge" as defined by Section 9 of the original Agreement, which Section 9 is hereby deleted in its entirely.

         b. Continued Employment and Availability of Executive.  Executive shall
            --------------------------------------------------
continue to be employed by the Company until January 2, 2002, pursuant to the provisions of this Amendment Two, and shall make himself available to the Board of Directors, its Chairman, and to the President and CEO succeeding the Executive ("Successor CEO"), and to other officers of the Company at the direction of the Chairman or the Successor CEO, to advise and consult with them at reasonable times and upon reasonable advance notice so as to provide for an orderly transition of the Successor CEO. The Executive shall not be required to be physically present at the offices of the Company for more than four full days per month, unless during the period from the Effective date through January 31, 2000, the Chairman or CEO requests a more extensive presence by Executive and Executive agrees that the Executive's advice and consultation are necessary because of the Executive's past experience and expertise. Failure of the parties to mutually agree or failure of the Executive to agree to a more extensive presence request by the Chairman or successor CEO shall not in any manner affect any of the ongoing obligations of the Company under this Agreement. Any travel by the Executive shall only be for short periods of time, unless otherwise agreed by the Executive. In consideration of the compensation and other benefits for which provision is made herein, Executive will not be paid any additional compensation for his consulting services, but will be entitled to reimbursement of his travel and other out-of-pocket expenses associated with any assignment for the Company. All requests for services of the Executive shall be coordinated with vacation, leisure time, personal activities or any employment in which the Executive is then engaged. The provisions of Section 3 of the Original Agreement as to duties and services are hereby deleted in their entirety.

                  c. Base Salary Compensation of Executive. The Executive, as an
                     -------------------------------------
employee of the Company until January 2, 2002, shall receive a base salary commencing as of the Effective Date of this Amendment Two and continuing until January 2, 2002, of Three Hundred Fifty Thousand ($350,000.00) Dollars per annum ("Base Salary"), payable in accordance with the Company's standard payroll practices for executives, but in not less than consecutive equal monthly installments. Payment of Executive's Base Salary shall not be subject to any financial or other contingencies. The Base Salary shall be prorated for calendar years 1999 and 2002. Prior to the Effective Date Executive shall continue to receive the Base Salary under the original Agreement. Section 4 of the Original Agreement is deleted as of the Effective Date.

                  d. Incentive Bonus.  The Executive shall receive,  in addition
                     ---------------
to Base Salary, a bonus for the full calendar year 1999 ("Bonus"), based upon the Bonus Plan as stated in Exhibit A attached hereto, which was agreed upon by the parties prior to the Effective Date. The Company shall pay the Bonus to the Executive as and when all other executives are paid bonuses, but no later than March 31, 2000. The Bonus Plan for the Executive shall be determined in the same manner as provided for those executives in the memorandum dated June 17, 1999, attached hereto as Exhibit B, which restates the bonus plan that is also applicable to the Executive in Exhibit A. The Bonus Plan is based upon an increase in the earnings per share of the Company for the calendar year 1999 over the earnings per share of the Company for the calendar year 1998. For example, if the earnings per share for the calendar year 1999 has increased from the earnings per share for 1998 by $1.26 per share, or 35%, the Executive's Bonus shall be 100% of the Executive's Base Salary as provided herein. Notwithstanding anything herein to the contrary, the successor CEO's salary and bonus shall not reduce the earnings per share in determining Executive's 1999 Bonus pursuant to the Bonus Plan (Exhibit A). The Bonus Provision of Paragraph 2 of Amendment One and Section

5 of the original Agreement are hereby deleted. Executive shall not be entitled to any incentive bonus for any year after 1999, except by action of the Compensation Committee of the Board.

     2.  Severance Pay and Benefits.  a. Severance Pay. The parties hereto agree
         --------------------------
that, upon the consideration set forth in this Agreement, Executive waives and releases any and all right that he would otherwise have had to severance pay calculated in accordance with Section 3 of Amendment One, which amended Section 9(a) of the original Agreement by deleting the Section and substituting for it a provision which establishes a "Severance Pay Multiplier" of 1-1/2 times the highest annualized rate of Executive's salary prior to the date of Executive's termination.

     b. Health and Dental  Insurance.  Until January 2, 2002, or until Executive
        ----------------------------
advises that he has other adequate health insurance coverage, which ever occurs first, the Company will continue to provide Executive with the same or similar medical and dental insurance coverage as he now has with the Company or reimburse Executive or pay on his behalf a sum sufficient so that the cost to him of the same or similar medical and dental insurance coverage does not exceed the cost he would have incurred had he remained employed by the Company. As of January 2, 2002, Executive (or his spouse if he is not living) will be offered the opportunity to purchase continuation health and dental insurance coverage, at Executive's option and at his sole expense, pursuant to provisions of, and for the maximum period permitted under, COBRA.

     c. Key Employee  Retirement  Plan.  Executive has been a participant in the
        -------------------------------
Company's Key Employee Retirement Plan, as the result of which Executive has a vested benefit under the Plan in the amount of $475,957.63 as of December 31, 1998, plus interest from said date as per the terms of the Plan. Pursuant to this Agreement, the Company shall by not later than July 31, 2000 pay, and Executive shall accept, as full, final and complete satisfaction of all benefits to which Executive is entitled under the Plan, the entire vested amount of Executive's benefit, plus accrued interest at the BankBoston prime rate.

     d. Stock  Options and  Warrants.  Executive  is fully vested in options for
        ----------------------------
purchase of One Hundred Fourteen Thousand (114,000) Shares of the common stock of the Company, and Four Hundred Fifty Thousand (450,000) Warrants, and all conditions of exercise thereof are deemed to be satisfied. Executive shall be deemed to be an employee of the Company until January 2, 2002 for purposes of the provisions of the Plan or Plans governing exercise of the options and Warrants. Executive's right to exercise the options for purchase of One Hundred Fourteen Thousand (114,000) Shares of the common stock of the Company shall be extended through April 1, 2002. The Warrants and options shall be exercisable pursuant to the terms and provisions set forth therein as modified by this Agreement.


     e. 401(k) and Profit Sharing Plan; Excess Benefit Plan.  Throughout each of
        ---------------------------------------------------
calendar years 1999, 2000 and 2001, Executive shall be an employee of the Company for purposes of continuing eligibility for allocation of Company contributions to its "401(k) and Profit Sharing Plan" including matching and profit-sharing contributions and contributions made by the Company to the Excess Benefit Plan for executive employees. If such contributions are not allocated to the Executive by the Company under the 401(k) and Profit Sharing Plan, but would otherwise be allocated but for the discrimination rules, the equivalent amount that would otherwise be required or should otherwise be allocated to the Executive's account under the 401(k) and Profit Sharing Plan of the Company shall be allocated to the Executive directly or pursuant to the Executive's directions. The parties agree that the Executive is 100% vested in all of his accounts in the 401(k) and Profit Sharing Plan and Excess Benefit Plan.

     f. Employee Retention Program Bonus. Executive is entitled to a bonus as
        --------------------------------
ordered by the United States Bankruptcy Court pursuant to the Company's reorganization, which by the Bankruptcy Court's order is deferred until the Company's stock traded at $8.50 per share (which has already occurred) and the last of the restructured debts of the Company is repaid. The bonus is in the amount of 7.5% of Executive's base salary plus interest earned thereon, and is on deposit and held by the Company pending occurrence of the last of the conditions precedent to payment thereof. The parties expect this bonus to become due and payable pursuant to the terms of the Bankruptcy Court order at such time as pending litigation pertaining to the Company's payment of certain Exchange Notes is resolved. Executive shall receive payment of this bonus by the Company immediately upon becoming payable pursuant to the terms of the Bankruptcy Court order.

     g. Accrued Vacation Time.  Executive shall receive payment,  within fifteen
        ---------------------
(15) days after the Effective Date, of all of Executive's unused available prior-accrued vacation as stated in the Company's payroll records as of the date of execution hereof, plus Executive's additional accrued vacation allocated through the Effective Date, pursuant to the Company's standard policy, based upon Executive's Base Salary.

     h. Life Insurance;  Disability Insurance. Company shall continue to provide
        -------------------------------------
Executive with the life insurance and long-term disability coverage that the Company provides for Executive as of the date of this Amendment, through January 2, 2002. Upon Executive's request and if the terms of coverage so permit, life insurance and long term disability coverage shall be assigned to Executive after January 2, 2002, with any continued coverage to be at Executive's expense.

     i. Relocation Benefits.  All relocation benefits due the Executive pursuant
        -------------------
to the Company's standard policy for his 1999 move to Orlando shall be paid in full, including any gross-up amount owed for tax purposes, within 15 days after the Effective Date of this Amendment.

     j. Effect of Executive's  Death Upon Payments  Provided for herein.  In the
        ---------------------------------------------------------------
event of Executive's death prior to January 2, 2002, the Company shall be obligated to continue making the payments described in Sections 1(c), 1(d), 2(c), 2(e), 2(g), 2(i) and 8 hereof (which shall be made to Executive's estate or as lawfully and validly assigned by Executive's duly qualified and acting personal representative), and to provide the health and dental insurance benefits described in Section 2(b) hereof to Executive's spouse, if she survives him.

     k. Original Agreement Deemed Amended.  To the extent that any provisions of
        ---------------------------------
the original Agreement, including without limitation Sections 4, 5, 9, 13, and 21 thereof, are inconsistent with the provisions of this Amendment Two, the original Agreement is deemed amended by deletion of any and all such inconsistent provisions and insertion of the provisions hereof.


     3. Obligations Regarding Company Property.
        --------------------------------------

     a. Executive hereby acknowledges and agrees that all personal property and equipment, including, without limitation, all computers, books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company, furnished to or prepared by Executive in the course of or incident to Executive's employment as President and CEO, belongs to the Company and shall be promptly returned to the Company upon the Effective Date, except that Executive will be entitled to retain and/or receive the materials and information he reasonably deems necessary in connection with his ongoing consulting responsibilities.

     b. As of the Effective Date, Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any subsidiaries or affiliates of the Company, except as is expressly provided herein. Executive shall provide the Company with signed letters of resignation from all such positions.

     c. Notwithstanding anything herein to the contrary, and without limitation of enforceability of other provisions of this Agreement, the covenants and agreements of Executive contained in Sections 3, 5, 6, 7, 12 and 13 shall expressly survive termination of Executive's employment by the Company.


     d. In exchange for the Company entering into this Agreement and a mutual release from the Company, Executive agrees (except as to the obligations of the Company under the terms, and provisions of this Agreement) to release and forever discharge, and by these presents for Executive's self, Executive's heirs, successors, assigns and representatives, if any, does hereby release and forever discharge, the Company and each of its employees, former employees, associates, representatives, officers, directors, agents, insurers, attorneys, successors and assigns from any and all charges, claims, grievances, demands, obligations, agreements, rights, liabilities, damages and causes of action of whatever kind or nature, known or unknown, foreseen or unforeseen, arising or having arisen through the date of Executive's signature of this Agreement out of or in any way related to Executive's employment with the Company, or relating to any other association, contact or involvement with the Company, including but not limited to claims based on express or implied contract (including covenants of fair dealing and good faith), tort (including wrongful discharge), employee benefit plans (except for (a) any contributions properly made, in accordance with the provisions thereof, to the Company's savings and profit sharing plan, which shall be governed by applicable law and the provisions of this Agreement, (b) the book accruals under the excess benefit plan and key employee retirement plan, which shall be governed by such plans' terms as herein modified, (c) the unexercised stock warrants and options granted to Executive, as modified by this Agreement, (d) rights of indemnification granted to Executive under the bylaws and certificate of incorporation of the Company and any related insurance coverage, and (e) the right to continued participation in the Company's medical plan as provided herein and under COBRA and all other rights and entitlements of Executive under this Amendment Two), covenants of fair dealing and good faith, wrongful discharge, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964/1991, the Civil Rights or Human Rights Act of any State, or any other applicable federal, state or local laws, ordinances and regulations and hereby renounces, releases and waives any claim or right to reinstatement with the Company or to further compensation, attorneys' fees or costs from the Company or any of its respective employees, former employees, associates, representatives, officers, directors, agents, insurers, attorneys, successors or assigns. It is specifically agreed that Executive shall not be entitled to, and hereby irrevocably releases the Company from any obligation to pay, any termination pay under this Agreement except to the extent of the compensation and benefits expressly provided to Executive by this Agreement.

     Executive specifically agrees and acknowledges that: (v) Executive is releasing any and all claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, arising up to and including the Effective Date; (w) the consideration being received by Executive is greater than normally provided by the Company's policies and in addition to anything of value to which Executive is already entitled; (x) Executive is advised to consult with an attorney of Executive's choice prior to the execution of this Agreement and has consulted with an attorney with respect to this Agreement; (y) Executive has been given an opportunity for at least twenty-one (21) days (unless waived by Executive) from the date of presentment to decide whether or not to execute this Agreement; and
(z) Executive has seven (7) days from the execution of this Agreement to revoke its execution. In the event of such revocation, all obligations of the Company under this Agreement shall immediately cease and terminate.

     Executive hereby acknowledges that Executive has carefully read and understands this Agreement in its entirety, understands the contents and agrees to the terms and conditions of Executive's own free will. Executive understands that this Agreement is a final general release and that neither Executive, nor anyone on Executive's behalf, can make any further claims of any kind against the Company or any of its employees, former employees, associates, representatives, officers, directors, agents, insurers, attorneys, successors or assigns, having any connection with Executive's employment as President and CEO of the Company or the events surrounding his resignation from such positions, except as, and to the limited extent, herein expressly provided.

     Executive represents that there are no complaints, charges, grievances, actions or proceedings of any kind whatsoever that Executive, or anyone on Executive's behalf, has filed against the Company with any local, state or federal agency, court or tribunal, that Executive will not file or have filed on Executive's behalf any such action at any time hereafter based on any incident, event or fact which occurred prior to the execution of this Agreement, or which is predicated on or arises as a result of the events resulting in Executive's resignation from the offices of President and CEO in accordance with this Agreement, and that if any such agency, court or tribunal assumes jurisdiction of any complaint, grievance, charge, action or proceeding against the Company on Executive's behalf, Executive will request such agency, court or tribunal to withdraw from the matter.

     Executive is fully entitled to enter into this Agreement and represents and warrants that Executive has not heretofore assigned or transferred or purported to assign or transfer any right or claim hereunder. Executive represents and acknowledges in executing this Agreement that Executive does not rely and has not relied upon any representation or statement made by the Company or any of its employees, former employees, associates, representatives, officers, directors, agents, insurers, attorneys, successors or assigns with regard to the subject matter, basis or effect of this Agreement.

     Executive acknowledges and agrees that the consideration received and/or promised hereunder for this release is good, valuable and sufficient.

     e. Executive acknowledges that another release will be presented to him by the Company upon termination of his employment on January 2, 2002, shall be intended by the Company to meet all of the requirements of the Older Workers Benefit Protection Act of 1990 ("OWBPA"), shall contain substantially the same provisions as those set forth in the release contained in Section 3(d) above, and that the Company intends for him to be furnished the rights and opportunities provided by the OWBPA in connection with such release. Executive shall sign such release in consideration of the payments made and provided for herein, which Executive agrees exceed the benefits that would normally be provided for a resigning employee pursuant to Company policies and procedures, subject to and provided full payment of all amounts due Executive hereunder have been paid (except for the $100,000.00 for the final Release on January 2, 2002 which shall be paid into escrow as provided hereinafter in Section 8) and Company delivers to Executive the mutual release of liability as to Executive as herein required on the Effective Date and January 2, 2002.

     4. Denial of Violations.  Executive acknowledges and agrees that the making
        -------------------
of these
promises by the Company in this Agreement does not mean that the Company or any of its Related Entities or Related Persons has violated any federal or state law or regulation, or violated any contractual or other obligation it may have to Executive, and that any such violation expressly is denied. Rather, the Company is making these promises solely in exchange for Executive's promises to the Company, as contained in this Agreement.


     5. Mutual  Promises and  Covenants.  Executive also agrees that he will not
        -------------------------------
engage in any conduct or make any statements which are critical of the Company, the Related Entities, or any of the Related Persons regarding, relating to or in connection with his employment, Employment Agreement, this Amendment Two to the Employment Agreement and Executive's resignation from the offices of President, CEO, and Board member of the Company; that he will not disclose any information, knowledge or data about the Company or any of the Related Entities which has been designated and/or treated as confidential; that he will not claim as his own, make use of or take with him any intellectual property, including without limitation trade secrets, trademarks, trade names and/or copyrighted material that he developed while employed by the Company; and that he will surrender or has surrendered to the Company as of the Effective Date all letters, papers, documents, instruments, records, books, products, keys, charge cards, identification cards, computer and telephone passwords and any other material owned by the Company or used by him in the performance of his duties as President, CEO, and Board member, except as to those documents and/or information which Executive is expressly permitted to receive and/or retain pursuant to the terms hereof. The Company agrees that it will not engage in any conduct or make any statements which are critical of Executive regarding his employment, the Employment Agreement, this Amendment Two to the Employment Agreement, or Executive's resignation from the offices of President, CEO, and Board member of the Company or notify or interfere with future employers of Executive, except as to a written notice to an employer whose employment of Executive is in violation of the non-compete provisions of this Agreement. Executive acknowledges that he will have no rights as regards employment with or holding offices in the Company or the Related Entities, other than as specifically and expressly provided herein. Executive further acknowledges that he understands that this provision may not be waived, except by Company's Board of Directors.

     6.  Covenant  Not to  Compete.  Unless  the  Company's  Board of  Directors
         -------------------------
determines that any of the following conduct is in the Company's best interests, during the Term of this Agreement and for the Non-Compete Period, Executive shall not:

     (a) directly or indirectly for himself or for any other person or entity, engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

     (b) directly or indirectly for himself or for any other person or entity, sell, or otherwise procure purchasers for, any time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

     (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) in an activity formed or entered into for the primary purpose of engaging in a time-share, vacation plan, vacation ownership or interval ownership business within the Territory; or

     (d) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Sunterra Corporation, Starwood Lodging, Inc. or Vistana, Inc. or any of their respective subsidiaries or affiliates; or

     (e) directly or indirectly, for himself, or for any other person or entity, pursue or consummate or otherwise interfere with any Existing Project; or

     (f) directly or indirectly, for himself, or for any other person or entity, pursue or consummate or otherwise interfere with any Prospective Project; or

     (g) directly or indirectly, for himself, or for any other person or entity, become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company and its subsidiaries and affiliates) described in clause (b) of the definition of Prospective Project.

     Notwithstanding the foregoing, Executive may purchase stock as a stockholder in any publicly traded company, including any company engaged in the timeshare or vacation ownership business; provided, however, that Executive may not own (individually or collectively with Executive's family members, trusts for the benefit of Executive's family members and affiliates of Executive) more than 5% of any company (other than the Company) engaged in the timeshare or vacation ownership business.

     "Existing Project" means a time-share, vacation plan, vacation ownership or interval ownership resort or project which the Company or any of its subsidiaries or affiliates owns, operates, is under contract to provide property management services, is part of the Company's FairShare Plus reservation system or has commenced to develop, acquire or otherwise undertake as of the date Executive's employment with the Company terminates.

     "Non-Compete Period" shall mean the period commencing on the Effective Date hereof and ending on January 2, 2002.

     "Prospective Project" means (a) a prospective time-share, vacation plan, vacation ownership or interval ownership resort or project with respect to which Executive has actual knowledge prior to the Effective Date hereof that the Company or any of its subsidiaries or affiliates is considering developing or undertaking and (b) any person or entity, including its respective affiliates, with respect to which Executive has actual knowledge prior to the Effective Date hereof that the Company or any of its subsidiaries or affiliates has commenced to evaluate or negotiate with in respect of any transaction involving (i) the acquisition by the Company or any of its subsidiaries or affiliates of all or a portion of such person or entity or its consolidated assets or (ii) the acquisition by such person or entity (or its affiliates) of all or a portion of the Company or its consolidated assets.

     "Territory" means the total geographic area located within a 150-mile radius of each Existing Project and each Prospective Project.

     Notwithstanding the provisions set forth above, and in any other Section of this Agreement to the contrary. Executive shall [subject to his obligation of availability to the Company contained in Section 1(b) hereof] have the unconditional and absolute right to serve as an officer, director, employee, or consultant or otherwise to be involved in any manner with, or on behalf of, the American Resort Development Association ("ARDA"), Resort Condominium International ("RCI"), and/or Interval International ("II") and to receive compensation therefor, and such compensation shall not in any manner affect the Company's obligations under this Agreement. The parties agree that, as of the Effective Date, ARDA, RCI and II are timeshare industry groups or entities devoted to general improvement of the timeshare industry, and activities and services for the general use and benefit of all their members, and that their activities and services are not in violation of any of the non-compete covenants under this Agreement. Executive's work for ARDA, RCI or II may involve assisting in their efforts to improve the quality of timeshare products generally, or to develop new timeshare products, marketing and sale plans or methods for general distribution or availability to, and use and benefit of, the entire membership of ARDA, RCI or II, or for the general use and benefit of the timeshare industry. Executive may not work for ARDA, RCI, II, or any member thereof, or any time share developer other than the Company, to consult or assist in the development or operational implementation, marketing or sale of any specific timeshare products or projects in direct competition with the Company.

     In light of the substantial remuneration provided to Executive hereunder and Executive's management position with the Company, Executive hereby specifically acknowledges and agrees that the provisions of this Section 6 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 7, 8 and 9 and 12, are reasonable and appropriate, and that neither the Executive nor the Company will claim to the contrary in any action brought by the Company or the Executive to enforce or defend any of such provisions.

     7. Covenant Against  Solicitation of Employees and  Contractors.  Executive
        ------------------------------------------------------------
shall not, directly or indirectly or on behalf of any person, organization, business or enterprise with which Executive may become associated in any capacity (whether as an employee, officer, director, consultant, investor (debt or equity) or otherwise), during the Term of this Agreement and for the duration of the Non-Compete Period, (a) solicit or cause or suggest that there be solicited for employment or as an independent contractor, consultant or other service provider, or hire, any people serving on the date of execution hereof or on the Effective Date, as employees of the Company or any of its subsidiaries or affiliates or (b) contact or solicit or attempt to establish a commercial relationship with any of the Company's or its subsidiaries' or affiliates' outside providers of information systems, marketing services, OPC locations or sales prospects, if such contact, solicitation, or commercial relationship would be competitive to the Company.

     8. Additional Consideration to be Paid by Company to Executive for Covenant
        ------------------------------------------------------------------------
Not to Compete, Covenant Against Solicitation of Employees and Contractors,  and
--------------------------------------------------------------------------------
Release of all Claims. In consideration of Executive's  Agreement not to compete
---------------------
with the Company as described in Section 6 above, and not to solicit the Company's employees and contractors as set forth in Section 7 above, the Company agrees to pay and Executive agrees to accept a total payment of Two Hundred Thousand ($200,000.00) Dollars, of which One Hundred Thousand ($100,000.00) Dollars shall be paid on the Effective Date, and One Hundred Thousand ($100,000.00) Dollars shall be paid no later than March 31, 2000, provided that Executive is not at that time in breach of, and has not breached, the non-compete and non-solicitation covenants of this Agreement, subject to the provisions of Section 9(b) herein. The Company shall pay into an escrow account at BankBoston an additional sum of One Hundred Thousand ($100,000.00) Dollars, and execute and deliver a mutual release to Executive as herein required, simultaneously upon Executive's execution and delivery on January 2, 2002 of a release both of which releases shall be consistent with the provisions of Sections 3(d) and (e) herein as applicable. The escrow shall be solely conditioned upon Executive's revocation of the release and if the applicable period for revocation of same under applicable law expires without Executive having revoked the release, the escrow funds shall be promptly paid by BankBoston to Executive. All escrow costs and fees shall be paid by the Company.

     9. Remedies For Breach.  (a) Injunctive Relief. It is understood and agreed
        -------------------
by the parties that no amount of money would adequately compensate the Company for damages which the parties acknowledge would be suffered as a result of a violation by Executive of the covenants contained in Sections 5, 6, 7 and 12 hereof, and that, therefore, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief (without the need to post bond or prove irreparable injury or inadequate remedy at law) to enforce the provisions of Sections 5, 6, 7 or 12, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The provisions of this Section shall survive the termination of this Agreement.

     (b) Notice of Breach; Remedies. In the event of a breach by either party of
         --------------------------
this Agreement, the other party shall, as a prerequisite to pursuit of remedies for such breach, provide the party alleged to have breached this Agreement with a notice describing the acts and/or omissions of the alleged breaching party which it is contended give rise to a breach hereof, and specifying the provisions of this Agreement alleged to have been breached. The alleged breaching party shall have a period of thirty (30) days within which to cure any alleged breach or otherwise provide the other party with adequate and reasonable evidence that a breach has not occurred or reasonable assurances of performance of this Agreement except for payment by the Company of monetary amounts such as salary, bonus, and other amounts required hereunder which shall require only ten
(10) days notice. Neither party shall be entitled to cease or withhold its or his performance of the terms and conditions of this Agreement, including without limitation requirements for the payment of money and provision of benefits, and observance of the non-compete and non-solicitation provisions hereof, based upon an alleged breach by the other party of this Agreement, until the non-breaching party has obtained a final judgment in its or his favor in a Court of competent jurisdiction as provided hereinafter. Notwithstanding the foregoing, the Company shall be entitled to withhold payment to Executive of the $100,000.00 payment Executive would otherwise be due on March 31, 2000, in the event Executive is at that time in breach of, or has breached prior to that time, the non-compete or non-solicitation provisions of this Agreement, and has failed or fails to cure such breach within the time specified after notice as provided above. Upon a final judgment rendered by a Court of competent jurisdiction holding that the Company breached any monetary provision or any other provision of this Agreement, and failed to cure such breach within the time specified after notice as provided above, Executive shall be entitled to judgment against the Company for all sums owed by Company hereunder, including such sums as would not yet otherwise be due and payable, without limitation of any other legal or equitable remedies that may be available to Executive by reason of such breach, and the non-compete and non-solicitation provisions of this Agreement shall become null and void retroactively, and of no further force and effect. Upon a final judgment by a Court of competent jurisdiction that the Executive breached any provision of this Agreement, including without limitation the non-compete and non-solicitation provisions herein, and failed to cure such breach within the time specified after notice as provided above, the Company shall have no further obligation to make any payments or provide any benefits hereunder, and shall be entitled to a money judgment against the Executive for all amounts paid to Executive by the Company after the occurrence of the breach as determined by the Court, without limitation of any other legal or equitable remedies that may be available to Company by reason of such breach.

     (c)  Non-Waiver  Provision.  Failure of a party  hereto to act to declare a
          ---------------------
breach of this Agreement based upon an act or omission of the other party that would or might constitute a breach of this Agreement shall not for any purposes be deemed a waiver of enforceability of the provision of this Agreement that may have been breached by such act or omission, nor a waiver of the right of that party to declare a breach of this Agreement based upon future act or omission of the other party of the same or similar nature.

     10. Other Benefits.  Except as expressly  provided  herein,  this Agreement
         --------------
shall not: (a) be deemed to limit or affect the right of Executive to continue, as an employee of the Company until January 2, 2002, to participate in any benefit plans currently provided by the Company and in which Executive is a participant as of the date of execution of this Amendment; or

     (b) be deemed to be a waiver by Executive of any vested rights which Executive may have under any employee benefit plan or arrangement of the Company. The Company shall not, however, be required to include Executive as a participant in any benefit plans presently or in the future provided by the Company to executives or other employees, other than those in which Executive is a participant as of the date of execution of this Amendment.

     12. Confidentiality.
         ---------------

     (a) Both parties ratify and confirm the content of the press release initially made and disclosed to media and the public, and the announcements made to employees of the Company pertaining to selection of the successor CEO and Executive's resignation. Other than the press release, employee announcements and such subsequent explanations by the Executive or the Company as either may deem necessary as to the events leading up to selection of the successor CEO, Executive's resignation, the personal reasons for his resignation, and that the Executive will continue to assist the Company in the future [which explanations shall be factually accurate and shall be consistent in all material respects with prior approved announcement(s) by the Company and the Executive], neither party shall publicly comment upon the terms or provisions regarding this Agreement or Executive's resignation. Notwithstanding the foregoing to the contrary, Executive may disclose or discuss the terms of this Agreement with his agents, representatives, advisors, and family members. It is understood that either party may disclose this Agreement to the extent required pursuant to any obligations under the Agreement, in pursuit of remedies for breach of this Agreement by the other party, and in such financial documents, operational documents, or public filings as may be required of or by either party in compliance with generally accepted accounting principles, tax laws, or other laws or regulations applicable to public disclosure.

     (b) The provisions of Section 13 of the original Agreement shall continue to be applicable to Executive in regard to confidentiality.

     13.  Legal Fees and  Expenses.  Section  14 of the  original  Agreement  is
          ------------------------
deleted in its entirety and the following is substituted:

     The Company shall pay or reimburse Executive for all reasonable attorney's fees (at a rate of $250.00 per hour) incurred by the Executive pertaining to his resignation as President, CEO, and Board member of the Company, including without limitation all reasonable fees and expenses incurred in connection with the negotiation, drafting, review, and revision of any documents pertaining to his resignation and this Amendment Two. In the event a dispute arises between the parties hereto and suit is instituted, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-
prevailing party, whether incurred at the trial level or in any appellate proceeding, but only upon determination by the Court that the claim or defense presented by the non-prevailing party is spurious. Each party shall bear his or its own legal fees and expenses in the event the non-compete and/or non-solicitation covenants are modified by the Court.

     14. Withholding of Taxes. The Company may withhold from any amounts payable
         --------------------
under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling and shall pay Federal Employee Taxes as required by law for employees.

     15.  Successors  and Binding  Agreement.
          ----------------------------------

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

     (b) This Agreement will inure to the benefit of and shall be enforceable by or against Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees, and by or against the Company and its successors and assigns.

     (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder. Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     16.  Notices.  For all  purposes  of this  Agreement,  all  communications,
          -------
including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed); or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid; or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or Purolator, addressed to the Company (to the attention of the Chairman of the Company, with a copy to the General Counsel of the Company, both at 8669 Commodity Circle, Suite 200, Orlando, Florida 32819), and to Executive at his principal residence located at 9077 Great Heron Circle, Orlando, FL 32836, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     17.  Validity and  Construction.  If any provision of this Agreement or the
          --------------------------
application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal

     The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

     18. Miscellaneous.  No provision of this Agreement may be modified,  waived
         -------------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement.


     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
           ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     20. Approval.  By executing this Agreement,  the Company  acknowledges that
         --------
this Agreement has been approved by the Compensation Committee of the Board of Directors of the Company and that no other approvals are required as a condition precedent for this Agreement to become effective.

     21.  Governing  Law,  Venue and  Jurisdiction.  Section 18 of the  original
          ----------------------------------------
Agreement is amended by deletion of the word "Arkansas" and substitution of the word "Florida" therefor. The Venue and Jurisdiction of any legal action brought by either party for construction, interpretation or enforcement of the original Agreement, Amendment One, or this Amendment Two, shall be a state court of record and of competent jurisdiction in Orange County, Florida.

     22.  Prior  Agreements  Superseded.  This  Agreement  shall in all respects
          -----------------------------
supersede all prior agreements in regard to all things and matters for which provision is made herein, whether written or oral, between Executive and the Company, including any existing or future adopted Company policies or procedures with respect to separation, severance or termination pay.

     23. Mutual Release. The Company and the Executive shall on January 2, 2002,
         --------------
or at any other time a release is required hereunder to be provided by either party, execute a mutual release of any and all claims each may have against the other, except for those obligations of each party as provided under this Amendment Two. The release shall include a waiver by Executive of any severance pay pursuant to Section 3 of Amendment One and/or the original Agreement.

     24.  Director's  and Officer's  Insurance  Coverage.  The Company agrees to
          ----------------------------------------------
provide directors' and officers' insurance coverage for the Executive from the time of his resignation as CEO, President and Board member for the full statute of limitation period.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as dated above.

                                     FAIRFIELD COMMUNITIES INC.


                                     By: /s/Bryan D. Langton
                                        ---------------------------------
                                          Bryan D. Langton, Chairman


                                         /s/John W. McConnell
                                        ---------------------------------
                                          JOHN W. McCONNELL